Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-148302 and 333-148303 on Form S-8 of 1st Century Bancshares, Inc. of our report, dated March 15, 2010, relating to our audit of the consolidated financial statements and internal control over financial reporting, which appears in this Annual Report on Form 10-K of 1st Century Bancshares, Inc. for the year ended December 31, 2009.

/s/ Perry-Smith LLP

Sacramento, California

March 15, 2010